Exhibit 99.1

COMPANY CONTACTS:

Kenneth Traub
President and CEO
Tel. (914) 593-0809
KTRAUB@ABNH.COM

Alan Goldstein
Vice President and CFO
Tel. (914) 593-0844
AGOLDSTEIN@ABNH.COM

AMERICAN BANK NOTE HOLOGRAPHICS REPORTS
FOURTH QUARTER AND YEAR END FINANCIAL RESULTS
AND ANNOUNCES STOCK REPURCHASE PLAN

Elmsford, NY — March 31, 2003 — American Bank Note Holographics, Inc. (“ABNH”) (OTC Bulletin Board: ABHH) a world leader in the origination, production and marketing of holograms for security applications, today announced financial results for the fourth quarter and year ended December 31, 2002.

     For the year ended December 31, 2002, net income, excluding non-cash charges to goodwill and fixed assets, increased to $1.2 million or $0.06 per share compared to net income of $0.6 million, or $0.03 per share for the year ended December 31, 2001. Including the non-cash impairment charges to goodwill and fixed assets of $9.3 million, the Company reported a net loss of $8.1 million, or $0.44 per share for the year ended December 31, 2002. Net income, excluding the non-cash impairment charges was $0.3 million, or $0.01 per share for the fourth quarter compared to a net loss of $0.04 million, or $0.00 per share in the same period last year. Including the non-cash impairment charges of $9.3 million, the Company reported a net loss of $9.0 million, or $0.49 a share for the fourth quarter of 2002.

     For the year ended December 31, 2002, revenue was $19.2 million compared to revenue of $20.5 million for the year ended December 31, 2001. Revenue for the fourth quarter of 2002 was $4.6 million compared to revenue of $5.0 million for the comparable period last year.

ABNH REPORTS FOURTH QUARTER AND YEAR END FINANCIAL RESULTS AND ANNOUNCES STOCK
REPURCHASE PLAN/2

     The non-cash charges of $9.3 million relate to the impairment of goodwill and long-lived assets. Under SFAS No. 142, “Goodwill and Other Intangible Assets”, the Company performed its first annual impairment test, and as a result, the Company recorded a non-cash charge of $7.4 million as the Company’s market value was less than its book value. Under SFAS No 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company recorded a non-cash charge of $1.9 million to write off fixed assets consisting of master plates, which will no longer be used. Both the goodwill and the fixed assets that were written off arose in regard to purchase accounting by the Company’s former parent company, American Banknote Corporation (“ABN”), that was allocated to the Company, in connection with the 1990 merger of ABN.

     “Despite the non-cash charges taken in 2002, ABNH remains in a strong financial position. We concluded 2002 with cash of $8.7 million and no debt. We also narrowed our focus and reduced costs resulting in improved margins. In addition, we generated $0.7 million of other income through the negotiation of favorable contractual settlements in 2002,” commented Kenneth H. Traub, President and CEO of ABNH. “We were also delighted to announce the recent consummation of a new five year agreement with MasterCard, our largest customer. We look forward to continuing to work closely with major issuers of credit cards, ID cards, valuable documents, and pharmaceuticals in our ongoing efforts to improve product and document security.”

     Net income excluding the non-cash impairment charges excludes the impairment of goodwill and fixed assets of $9.3 million that are included in operating expenses and net loss in 2002. The year ended December 31, 2001 included goodwill amortization of $0.3 million. Management believes that net income excluding the non-cash impairment charges provide a clearer picture of the Company’s operational performance and comparison to the prior periods.

ABNH REPORTS FOURTH QUARTER AND YEAR END FINANCIAL RESULTS AND ANNOUNCES STOCK
REPURCHASE PLAN/3

     The Company also announced that its board of directors has authorized the repurchase of up to $2.0 million of its outstanding common stock. Under the terms of the repurchase plan, the Company is authorized to make purchases from time-to-time, either on the open market or through privately negotiated transactions as conditions warrant, over a period of twelve months. Stock repurchases will not commence prior to the release of the Company’s first quarter 2003 financial results. Depending on market conditions and other factors, these purchases may be suspended or resumed at any time or from time-to-time without prior notice. The Company currently has 18,483,720 shares of common stock outstanding.

     Mr. Traub, commented, “We believe the current stock price does not reflect the inherent value of the company. The repurchase authorization reflects the confidence that the board of directors has in the long term prospects of the Company and our strong balance sheet allows us to undertake this plan, which we believe is in the best interest of our stockholders.”

ABNH REPORTS FOURTH QUARTER AND YEAR END FINANCIAL RESULTS AND ANNOUNCES STOCK
REPURCHASE PLAN/4

About American Bank Note Holographics, Inc.

American Bank Note Holographics is a world leader in the origination, production, and marketing of holograms. The Company’s products are used primarily for security applications such as counterfeiting protection and authentication of transaction cards, identification cards, documents of value, consumer and industrial products as well as for packaging and design applications. ABNH is headquartered in Elmsford, NY. For more information, visit www.abnh.com

# # #

ABNH Forward-Looking Statement

This news release includes forward-looking statements that involve risks and uncertainties. Although the Company believes such statements are reasonable, it can make no assurance that such statements will prove to be correct. Such statements are subject to certain factors that may cause results to differ materially from the forward-looking statements. Such factors include the risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, a copy of which may be obtained from the Company without charge. The Company undertakes no obligation to publicly release results of any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.

This release and prior releases are available on the ABNH Web site at www.abnh.com

-Financial Tables to Follow-

ABNH REPORTS FOURTH QUARTER AND YEAR END FINANCIAL RESULTS AND
ANNOUNCES STOCK REPURCHASE PLAN/5

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
CONDENSED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2002	2001

ASSETS
Current Assets:
Cash and cash equivalents	$8,659	$7,368
Accounts receivable, net of allowance for doubtful accounts of $210 and $75	3,661	3,050
Inventories	2,541	3,267
Deferred income taxes	1,347	1,232
Prepaid expenses	396	702
Other	345	272

Total current assets	16,949	15,891
Machinery, equipment and leasehold improvements, net of accumulated depreciation and amortization of $8,505 and $8,458	2,782	5,112
Deferred income taxes	—	143
Goodwill	—	7,408
Other assets	399	32

Total Assets	$20,130	$28,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$966	$1,809
Accrued expenses	1,803	2,098
Customer advances	89	100

Total current liabilities	2,858	4,007
Deferred income taxes	830	—

Total liabilities	3,688	4,007
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, authorized 5,000,000 shares; no shares issued or outstanding	—	—
Common stock, par value $.01 per share, authorized 40,000,000 shares; issued and outstanding 18,483,720 shares	185	185
Additional paid-in-capital	23,994	23,994
Retained (deficit) earnings	(7,737)	400

Total Stockholders’ Equity	16,442	24,579

Total Liabilities and Stockholders’ Equity	$20,130	$28,586

ABNH REPORTS FOURTH QUARTER AND YEAR END FINANCIAL RESULTS AND
ANNOUNCES STOCK REPURCHASE PLAN/6

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2002	2001	2002	2001

Revenue:
Sales	$4,497	$4,839	$18,665	$20,016
Royalty income	92	150	555	466

	4,589	4,989	19,220	20,482
Costs and expenses:
Cost of goods sold	2,074	2,663	8,926	9,962
Selling and administrative	1,719	1,692	7,136	7,314
Research and development	287	287	1,143	1,233
Depreciation and amortization	205	302	800	1,097
Impairment of goodwill and fixed assets	9,298	—	9,298	—

	13,583	4,944	27,303	19,606

Operating (loss) income	(8,994)	45	(8,083)	876
Other income:
Interest	37	35	113	258
Patent and other settlements	121	—	691	—

	158	35	804	258

(Loss) income before provision for income taxes	(8,836)	80	(7,279)	1,134
Provision for income taxes	196	121	858	543

Net (loss) income	$(9,032)	$(41)	$(8,137)	$591

Net (loss) income per share:
Basic and diluted	$(0.49)	$—	$(0.44)	$0.03

Weighted average shares outstanding:
Basic and diluted	18,484	18,484	18,484	18,484